Exhibit 77o
DLJ High Yield Bond Fund
10f-3 Report
                                                                     Purc
Issuer/               Trade    Cate-    3 yrs   Selling   Face       Price per
Description           Date     gory(1)  Ops     Broker    Amount     Share

Fischer Scientific    11/10/98 (i)      Yes     CHASE     $482,500   96.50
9%  02/01/08

Esat Telecom          11/20/98 (i)      Yes     1st BOS   $3 million 100
11.875%  12/01/08

Metromedia Fiber      11/20/98 (i)      Yes     S. Barney $1 million 100
10%  11/15/08

Verio, Inc.           11/20/98 (i)      Yes     S. Barney $1 million 100
11 1/4%  12/01/08

Neff Corp.            12/02/98 (i)      Yes     BT Sec.   $2,955,480 98.516
10 1/4%  06/01/08

Premier Graphics      12/08/98 (i)      Yes     Pru. Sec. $4 million 100
11 1/2%  12/01/05

Allied Waste NA       12/14/98 (i)      Yes     Goldman   $998,260   99.826
7.875% 01/01/09

EchoStar UBS Corp.    01/15/99 (iv)     Yes     Lehman Bros$5 million 100
9.375% 02/01/09

Nat'l Wine & Spirit   01/20/99 (iv)     Yes     1st Chicago $2 million 100
10.125% 01/15/09

Emmis Comm.           02/09/99 (iii)(iv)Yes     Goldman,    $500,000   100
Corp.                                           Sachs & Co.
8.125% 03/15/09

Amer Axle & Mfg       03/02/99 (iv)     Yes     Chase       $3 million 99.22
9.750% 03/01/09

Charter Comm.         03/12/99 (iv)     Yes     Goldman,    $3 million 99.695
Holdings, LLC					Sachs & Co.
8.625% 04/01/09

Charter Comm.         03/12/99 (iv)     Yes     Goldman,    $6.5 million 61.394
Holdings, LLC					Sachs & Co.
9.920% 04/01/11

Jordan Industries     03/17/99 (iv)     Yes   Bank Boston  $4.5 million  96.620
10.375% 08/01/07

Telewest Comm.        04/1/99  (iv)    Yes      S. Barney  $1.5 million  63.628
9.125% 4/15/09

Fairchild Corp.       04/15/99 (iv)    Yes     1st BOS       $7 million   100
10.750% 4/15/09

Lyondell Chem.        05/11/99 (iv)    Yes     JP Morgan     $2 million  100
10.876% 5/01/09

Caprock Comm. Cor.    05/13/99 (iv)    Yes     MLCO          $4 million 98.541
11.754% 5/01/09

Netia Holdings        06/03/99 (iv)    Yes     CHAF          $4 million  100
13.171% 6/15/09

Allied Waste NA       07/27/99 (iv)    Yes     CHAF        $5.75 million 99.668
10.000% 8/01/09

Worldwide Flight      08/05/99 (i)    Yes     CHAF           $4 million 97.533
12.250% 8/15/07

ASAT Finance LLC      10/20/99 (i)    Yes     CHASE          $3 million 97.743
12 1/2%  11/01/06


(1) Securities are (i) part of an issue registered under the Securities Act of 1933 (the "1933 Act") that is being offered to the public, (ii) Eligible Municipal Securities (as defined in Rule 10f-3 under the 1940 Act
(the "Rule")), (iii) securities sold in an Eligible Foreign Offering
(as defined in the Rule), or (iv) securities sold in an Eligible Rule 144A Offering (as defined in the Rule).

(2) Represents purchases by all affiliated funds: may not exceed (i) if an offering other than an Eligible Rule 144A offering, 25% of the principal amount of the offering or (ii) if an Eligible Rule 144A offering, 25% of the total of (x) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to Qualified Institutional Buyers, as defined in Rule 144A (a)(1) under the 1933 Act, plus (y) the principal amount of the offering of such class in any concurrent public offering.